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                                                                   EXHIBIT 10.17

                             EMPLOYMENT AGREEMENT
                             --------------------


          This Employment Agreement ("Agreement"), effective as of January 1, 2001, is entered into by and between St. John Knits, Inc., a California corporation ("Company"), and Bruce Fetter ("Executive"). In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows.

                                   ARTICLE 1

                                  EMPLOYMENT
                                  ----------

          The Company hereby employs Executive and Executive accepts employment with the Company upon the terms and conditions herein set forth.

          1.1  Employment.  The Company hereby employs Executive, and Executive
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agrees to serve as the Company's Executive Vice President and Chief Operating
Officer during the term of this Agreement, and shall serve at the discretion of the Company. Executive agrees to devote substantially his or her full business time and attention and best efforts to the affairs of the Company during the term of this Agreement.

          1.2  Term.  The employment of Executive under the terms and conditions
               ----
of this Agreement will commence as of January 1, 2001 and will continue for a period of one (1) year unless renewed or terminated sooner in accordance with the provisions hereof.

                                   ARTICLE 2

                                 COMPENSATION
                                 ------------

          2.1  Annual Salary.  During the employment of Executive, the Company
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shall pay to Executive a base salary at the annual rate of $425,000 (the "Base
Salary"). The Base Salary shall be payable in substantially equal semi-monthly installments.

          2.2  Reimbursement of Expenses.  Executive shall be entitled to
               -------------------------
receive prompt reimbursement of all reasonable expenses incurred by Executive in performing services hereunder provided that such expenses are incurred and accounted for in sufficient detail in accordance with the policies and procedures established by the Company.

          2.3  Automobile Allowance.  The Company shall pay directly, or
               --------------------
reimburse Executive for, all reasonable costs and expenses incurred by Executive in connection with the operation and maintenance of an automobile (i.e. car insurance, car license and general upkeep).

          2.4  Benefits.  Executive shall be entitled to participate in and be
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covered by all

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health, insurance, pension and other employee plans and benefits currently established for the employees of the Company (collectively referred to as the "Company Benefit Plans") on at least the same terms as other employees of the Company, subject to meeting applicable eligibility requirements.

          2.5  Vacations and Holidays.  During Executive's employment with the
               ----------------------
Company, Executive shall be entitled to an annual vacation leave of three (3) weeks at full pay, or such greater vacation benefits as may be provided for by the Company's vacation policies applicable to senior executives. Executive shall be entitled to such holidays as are established by the Company for all employees.

                                   ARTICLE 3

                       CONFIDENTIALITY AND NONDISCLOSURE
                       ---------------------------------

          3.1  Confidentiality.  Executive will not during Executive's
               ---------------
employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use for Executive's own benefit any trade secrets or confidential information relating to the Company's business operations, marketing data, business plans, strategies, employees, negotiations and contracts with other companies, or any other subject matter pertaining to the business of the Company or any of its clients, customers, consultants, or licensees, known, learned, or acquired by Executive during the period of Executive's employment by the Company (collectively "Confidential Information"), except as may be required in the ordinary course of performing Executive's particular duties as an employee of the Company.

          3.2  Return of Confidential Material.  Executive shall promptly
               -------------------------------
deliver to the Company on termination of Executive's employment with the Company, whether or not for Cause and whatever the reason, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, Confidential Information and any other documents of a confidential nature belonging to the Company, including all copies of such materials which Executive may then possess or have under Executive's control. Upon termination of Executive's employment by the Company, Executive shall not take any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company.

          3.3  Prohibition on Solicitation of Customers.  During the term of
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Executive's employment with the Company and for a period of one (1) year thereafter Executive shall not, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company, nor shall Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

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          3.4  Prohibition on Solicitation of Employees, Agents or Independent
               ---------------------------------------------------------------
Contractors After Termination.  During the term of Executive's employment with
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the Company and for a period of one (l) year following the termination of
Executive's employment with the Company, Executive will not, directly or indirectly, solicit any of the employees, agents, or independent contractors of the Company to leave the employ of the Company for a competitive company or business. However, Executive may solicit any employee, agent or independent contractor who voluntarily terminates his or her employment with the Company (without having been solicited by Executive) after a period of 120 days has elapsed since the termination date of such employee, agent or independent contractor. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

          3.5  Right to Injunctive and Equitable Relief.  Executive's
               ----------------------------------------
obligations not to disclose or use Confidential Information and to refrain from the solicitations described in this Article 3 are of a special and unique character which gives them a peculiar value. The Company cannot be reasonably or adequately compensated for damages in an action at law in the event Executive breaches such obligations. Therefore, Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess or be entitled to pursue. Furthermore, the obligations of Executive and the rights and remedies of the Company under this Article 3 are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or Confidential Information.

          3.6  Survival of Obligations.  Executive agrees that the terms of this
               -----------------------
Article 3 shall survive the term of this Agreement and the termination of Executive's employment by the Company.

                                   ARTICLE 4

                                  TERMINATION
                                  -----------

          4.1 For purposes of this Article 4, the following definitions shall apply to the terms set forth below:

               (a)  Cause.  "Cause" shall include the following:
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                    (i)   personal dishonesty or willful misconduct by
          Executive;

                    (ii) a breach of Executive's fiduciary duties to the Company which involves personal profit or benefit to Executive;

                    (iii) willful violation and conviction of any law, rule or regulation (other than traffic violations or similar offenses) or of any final cease and desist order issued by any financial institution regulatory authority against the

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          Company; or

                    (iv)  a material breach of this Agreement by Executive.

               (b)  Good Reason.  "Good Reason" shall mean voluntary termination
                    -----------
     as a result of:

                    (i) the assignment to Executive of duties materially inconsistent with the position of Executive as of the date of this Agreement without Executive's prior written consent;

                    (ii) a material alteration in the nature of Executive's responsibilities or a material change in Executive's title or reporting level from those that exist as of the date of this Agreement;

                    (iii) the relocation of the Company's executive offices or principal business location to a point more than fifty (50) miles from the location of such offices or businesses as of the date of this Agreement;

                    (iv) a material reduction by the Company of Executive's Base Salary; or

                    (v) a failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume and perform this Agreement.

               (c)  Disability.  "Disability" shall mean a physical or mental
                    ----------
     incapacity as a result of which Executive becomes unable to continue the proper performance of his or her duties hereunder (reasonable absences because of sickness for up to two (2) consecutive months excepted; provided, however, that any new period of incapacity or absence shall be deemed to be part of a prior period of incapacity or absence if the prior period terminated within ninety (90) days of the beginning of the new period of incapacity or absence and the incapacity or absence is determined by the Company's Board of Directors, in good faith, to be related to the prior incapacity or absence). A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and Executive or in the event of Executive's incapacity to designate a doctor, Executive's legal representative. In the absence of agreement between the Company and Executive, each party shall nominate a qualified medical doctor and the two (2) doctors so nominated shall select a third doctor, who shall make the determination as to Disability.

          4.2  Termination by Company.  The Company may terminate Executive's
               ----------------------
employment hereunder immediately for Cause. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement for any reason other than Cause upon thirty (30) days' written notice to Executive. The effective date of termination ("Effective Date")

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shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.

          4.3  Termination by Executive.  Executive may terminate his or her
               ------------------------
employment hereunder upon thirty (30) days' written notice to the Company. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.

          4.4  Death or Disability of Executive.  Executive's employment
               --------------------------------
hereunder shall terminate immediately upon the death or Disability of Executive.

          4.5  Severance Benefits Received Upon Termination.
               --------------------------------------------

               (a) If Executive's employment is terminated by the Company for Cause, or Executive terminates this Agreement pursuant to Section 4.3 other than for Good Reason, then the Company shall pay Executive his or her Base Salary through the Effective Date of such termination plus credit for any vacation earned but not taken, and the Company shall thereafter have no further obligations to Executive under this Agreement.

               (b) Except as set forth below, if Executive's employment is terminated by the Company without Cause, or Executive terminates this Agreement for Good Reason, or this Agreement expires after its 1-year term without the Company renewing or extending the term for another year, then the Company shall provide Executive:

                    (i) salary continuation in an amount equal to Executive's Base Salary for a period equal to the longer of the remainder of the term of this Agreement or six (6) months, said sum to be paid semi-monthly in equal installments at the times salary payments are usually made; and

                    (ii) health insurance coverage as then in effect for Executive, his or her spouse and dependent children for a period equal to the longer of the remainder of the term of this Agreement or six
          (6) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent health insurance benefits will be in accordance with COBRA.

     The above periods of salary and health insurance coverage continuation shall be extended up to a total of twelve (12) months (i.e. in the event Executive is provided six (6) months salary and health benefits continuation per the Sections 4.5(b)(i) and (ii), then such period shall be extended another six (6) months for a total of twelve (12) months), but only in the event Executive is terminated by the Company without Cause or Executive terminates this Agreement for Good Reason within twelve (12) months of a Change in Control or if after a Change in Control this Agreement expires after its term without the Company renewing or extending the term for another year. For purposes of this Agreement,

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     "Change in Control" shall mean the point in time when Vestar Capital
     Partners III, L. P. ceases to beneficially own, directly or indirectly, a majority of the total voting power of the Company.

               (c) If Executive's employment is terminated by the Company as a result of Disability, then the Company shall provide Executive:

                    (i) salary continuation in an amount equal to Executive's then Base Salary for a period equal to one month for each full year Executive has been employed by the Company, up to a maximum of eighteen (18) months, said sum to be paid monthly in equal installments at the times salary payments are usually made; and

                    (ii) health insurance coverage as then in effect for Executive, his or her spouse and dependent children for a period of one month for each full year Executive has been employed by the Company, up to a maximum of eighteen (18) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent health insurance benefits will be in accordance with COBRA.

               (d) If Executive's employment is terminated by the Company as a result of death, then the Company shall provide Executive's spouse or estate health insurance coverage as then in effect for Executive, his or her spouse and dependent children for a period of six (6) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Health insurance benefits subsequent to the salary continuation period will be in accordance with COBRA.

                                   ARTICLE 5

                              GENERAL PROVISIONS
                              ------------------

          5.1  Notice.  Notices and all other communications provided for in
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this Agreement shall be in writing and shall be deemed sufficient if given by
(i) registered or certified mail, postage prepaid, return receipt requested,
(ii) overnight courier (i.e. UPS or FedEx), or (iii) facsimile (with a copy mailed by regular U.S. mail), addressed to the respective addresses of the parties as set forth below or at such other addresses as the respective parties may designate by like notice from time to time. Each such notice shall be effective (x) if given by registered or certified mail, three days after deposit in the mails, or (y) if given by overnight courier, one day after dispatch, or
(z) if given by facsimile, when transmitted to the applicable number specified below and an appropriate answer is received confirming transmission was completed.

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     If to the Company:   St. John Knits, Inc.
                          17622 Armstrong Avenue
                          Irvine, CA 92614
                          Attn: Chief Executive Officer
                          Facsimile: (949) 399-8205

     With a copy to:      David A. Krinsky, Esq.
                          O'Melveny & Myers LLP
                          610 Newport Center Drive
                          Suite 1700
                          Newport Beach, CA 92660
                          Facsimile: (949) 823-6994

     If to Executive:     Bruce Fetter
                          c/o St. John Knits, Inc.
                          2722 Michelson Drive
                          Irvine, California 92612
                          Facsimile: (949) 223-3396

          5.2  No Waivers.  No provision of this Agreement may be modified,
               ----------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          5.3  Beneficial Interests.  This Agreement shall inure to the benefit
               --------------------
of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

          5.4  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California. The parties agree that any and all suits relating to this Agreement shall be brought in the proper state or federal court located in Orange County, California.

          5.5  Severability or Partial Invalidity.  The invalidity or
               ----------------------------------
unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          5.6  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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          5.7  Legal Fees and Expenses.  Should any party institute any action
               -----------------------
or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

          5.8  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

          5.9  Assignment.  This Agreement and the rights, duties, and
               ----------
obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party and any attempted assignment or delegation without such prior written consent shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 5.9, the Company may assign or delegate its rights, duties, and obligations hereunder to any affiliate or to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   "Company"

                                   St. John Knits, Inc.,
                                   a California corporation


                                   By: /s/ Bob Gray
                                       -------------------------------------
                                       Bob Gray
                                       Chief Executive Officer


                                   "Executive"


                                   /s/ Bruce Fetter
                                   -----------------------------------------
                                   Bruce Fetter

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